AMENDMENT NO. 5

TO

AMENDED AND RESTATED MASTER INTERGROUP SUB-ADVISORY CONTRACT

FOR MUTUAL FUNDS

This Amendment No. 5 (this “Amendment”) dated as of December 9, 2025, amends the Amended and Restated Master Intergroup Sub-Advisory Contract, dated July 1, 2020 (the "Contract"), among Invesco Advisers, Inc. (the "Adviser") and each of Invesco Canada Ltd., Invesco Management S.A., Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a "Sub-Adviser" and, collectively, the "Sub-Advisers"), as follows:

W I T N E S S E T H:

WHEREAS, the parties desire to amend the Contract to remove Invesco Global Real Estate Fund from Exhibit A to the Contract, effective June 5, 2026.

NOW, THEREFORE, the parties agree as follows;

1.            Exhibit A to the Contract is deleted in its entirety and replaced with the following:

"EXHIBIT A

Funds

Invesco Corporate Bond Fund

Invesco Government Money Market Fund

Invesco High Yield Bond Factor Fund

Invesco High Yield Fund

Invesco Income Fund

Invesco Real Estate Fund

Invesco Short Duration Inflation Protected Fund

Invesco Short Term Bond Fund

Invesco SMA High Yield Bond Fund

Invesco U.S. Government Money Portfolio”

2.            All other terms and provisions of the Contract not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC.

Adviser

By:	/s/ Melanie Ringold

Name:	Melanie Ringold

Title:	Senior Vice President & Secretary

INVESCO CANADA LTD.

Sub-Adviser

By:	/s/ Shalomi Abraham

Name:	Shalomi Abraham

Title:	Senior Vice President, Secretary and Head of Legal Canada

INVESCO MANAGEMENT S.A.

Sub-Adviser

By:	/s/ Marion Geniaux

Name:	Marion Geniaux

Title:	Director

By:	/s/ Peter Carroll

Name:	Peter Carroll

Title:	Authorised Signatory

INVESCO ASSET MANAGEMENT LIMITED

Sub-Adviser

By:	/s/ Alan John Trotter

Name:	Alan John Trotter

Title:	Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.

Sub-Adviser

By:	/s/ Takashi Matsuo

Name:	Takashi Matsuo

Title:	CAO

INVESCO HONG KONG LIMITED

Sub-Adviser

By:	/s/ Andrew Lo

Name:	Andrew Lo

Title:	Director

INVESCO SENIOR SECURED MANAGEMENT, INC.

Sub-Adviser

By:	/s/ Antonio Reina

Name:	Antonio Reina

Title:	Secretary